UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2006

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2006, 4Kids Productions, Inc. (“4KP”), a subsidiary of 4Kids Entertainment, Inc. (“4Kids or the “Company”) and Norman J. Grossfeld entered into an amendment to the employment agreement pertaining to Mr. Grossfeld’s service as 4KP’s President (the “Grossfeld Amendment”).

Under the terms of the Grossfeld Amendment: (a) Mr. Grossfeld’s employment with 4KP will continue until December 31, 2009; (b) for the calendar year 2006, Mr. Grossfeld will be entitled to receive an annual base salary of $500,000 and for each of calendar years 2007-2009, Mr. Grossfeld will be entitled to receive an annual base salary of $700,000; (c) for calendar years 2006-2009, Mr. Grossfeld will be eligible to receive salary increases at the discretion of the Compensation Committee of the Board of Directors of 4Kids (“Compensation Committee”) and an annual cash bonus in an amount, if any, to be determined in the sole discretion of the Compensation Committee in conjunction with the Chief Executive Officer of 4Kids; and (d) in the event that the Grossfeld Employment Agreement is not extended beyond its term for at least one (1) year on at least the same terms and conditions as were in effect in 2009, Mr. Grossfeld will be entitled to receive a severance benefit equal to three (3) weeks of his base salary (as of the 2009 calendar year) for each year Mr. Grossfeld was employed by the Company or its affiliates.

On March 2, 2006, 4Kids Entertainment Licensing, Inc. (“4KE”), a subsidiary of 4Kids and Samuel R. Newborn entered into an amendment to the employment agreement pertaining to Mr. Newborn’s service as Executive Vice President and General Counsel of 4Kids and subsidiaries (the “Newborn Amendment”).

Under the terms of the Newborn Amendment: (a) Mr. Newborn’s employment with 4KE will continue until December 31, 2009; (b) for the calendar year 2006 Mr. Newborn will be entitled to receive an annual base salary of $500,000 and for each of calendar years 2007-2009, Mr. Newborn will be entitled to receive an annual base salary of $700,000; (c) for calendar years 2006-2009, Mr. Newborn will be eligible to receive salary increases at the discretion of the Compensation Committee and an annual cash bonus in an amount, if any, to be determined in the sole discretion of the Compensation Committee in conjunction with the Chief Executive Officer of 4Kids; and (d) in the event that the Newborn Employment Agreement is not extended beyond its term for at least one (1) year on at least the same terms and conditions as were in effect in 2009, Mr. Newborn will be entitled to receive a severance benefit equal to three (3) weeks of his base salary (as of the 2009 calendar year) for each year Mr. Newborn was employed by the Company or its affiliates.

The definitive amendments described above are furnished as exhibit 99.1 to this Report and incorporated by reference herein. The preceding descriptions of these amendments are summary in nature and do not purport to be complete. These summaries should be read in connection with the exhibits hereto.

Item 9.01. Financial Statements and Exhibits.

         (c) Exhibits

Exhibit	Description

99.1	Letter Agreement re: Employment Agreement, dated March 2, 2006, among 4Kids Productions, Inc., 4Kids Entertainment, Inc. and Norman J. Grossfeld.

99.2	Letter Agreement re: Employment Agreement, dated March 2, 2006, among 4Kids Entertainment Licensing, Inc., 4Kids Entertainment, Inc. and Samuel R. Newborn.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 8, 2006

4KIDS ENTERTAINMENT, INC. BY: /s/ Bruce R. Foster Bruce R. Foster Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Letter Agreement re: Employment Agreement, dated March 2, 2006, among 4Kids Productions, Inc., 4Kids Entertainment, Inc. and Norman J. Grossfeld.

99.2	Letter Agreement re: Employment Agreement, dated March 2, 2006, among 4Kids Entertainment Licensing, Inc., 4Kids Entertainment, Inc. and Samuel R. Newborn.